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EXHIBIT 5.6

Huntsman Advanced Materials LLC
500 Huntsman Way
Salt Lake City, UT 84108
USA

Stéphane Konkoly
Phone +41 61 279 33 59
skonkoly@vischer.com
www.vischer.com

Aeschenvorstadt 4
CH-4010 Basel
Switzerland
Fax +41 61 279 33 94

VISCHER LLC is a Limited Liability Company with registered offices in Basel

Basel, December 21, 2004

Exchange Offer of Senior Secured Notes

Dear Sirs,

        VISCHER LLC had acted as special Swiss Counsel to Huntsman Advanced Materials (Switzerland) GmbH (the "Company"), formerly known as Vantico AG, in connection with the indenture dated June 30, 2003, among Huntsman Advanced Materials LLC ("Huntsman"), the guarantors named therein and Wells Fargo Bank Minnesota, National Association (the "Indenture").

        You have asked VISCHER LLC to provide you with a legal opinion pertaining to specific Swiss legal issues related to the Company in connection with the exchange offer of the senior secured notes issued under the Indenture (the "Exchange Offer") as described in the Amendment No. 1 the Registration Statement on Form S-4 (file no. 333-115344) filed by Huntsman with the Securities and Exchange Commission (the "Registration Statement").

        Capitalized terms used herein shall have the meaning as defined in the Registration Statement unless otherwise provided for herein.

I.     DOCUMENTS

        VISCHER LLC has examined and relied on the following documents:

  a)
  An execution copy of the Registration Statement;

  b)
  An execution copy of the Indenture and of the guarantee (the "Guarantee") dated June 30, 2003, and issued by the Company under, and as Exhibit E of, the Indenture;

  c)
  A commercial register extract of the Company certified as of December 21, 2004;

  d)
  A copy of the Articles of Incorporation of the Company dated as of January 16, 2004, and certified as of January 16, 2004;

  e)
  The minutes of the resolutions of the shareholders' meeting of the Company held on June 30, 2003;

  f)
  The minutes of the resolutions of the board of directors of the Company held on June 30, 2003.

II.    ASSUMPTIONS

        For the purpose of rendering this opinion VISCHER LLC has assumed without any verification or investigation:

  a)
  The conformity with originals of all documents specified in Section I above submitted to us as copies;

  b)
  That there exists no resolution of the Company which contradicts, revokes or invalidates the documents set out in Section I(e) and (f);

  c)
  That the Company has not passed a voluntary wind-up resolution, no petition has been presented or order been made by a court for the winding-up, dissolution, composition or administration of the Company and no receiver, trustee, administrator or similar officer has been appointed in relation to the Company or any of its assets or revenues;

  d)
  That there are no provisions of the laws of any jurisdiction other than Switzerland which would have any implications on the opinions we express.

III.  OPINION

        On the basis on the foregoing and subject to the qualifications set out in Section IV below, in VISCHER LLC's opinion:

  a)
  The Company has been duly incorporated and is validly existing as a limited liability company ("Gesellschaft mit beschränkter Haftung") under the laws of Switzerland. The Company was transformed from a stock corporation ("Aktiengesellschaft") into a limited liability company on July 10, 2003, and changed its name from Vantico GmbH to Huntsman Advanced Materials (Switzerland) GmbH on January 26, 2004.

  b)
  The Company has all requisite corporate or other statutory power and authority to execute, deliver and perform all of its obligations under the Indenture and the Guarantee.

  c)
  The execution and delivery of the Indenture and of the Guarantee by the Company and the performance of its obligations thereunder have been duly authorized by the Company.

  d)
  The Indenture and the Guarantee have been duly executed and delivered by the Company.

IV.    QUALIFICATIONS

        This opinion is subject to the following qualifications:

  a)
  This opinion shall not be interpreted or construed in any way as an amendment of the legal opinions rendered by VISCHER LLC on June 30, 2003, with respect to the Indenture and to the Guarantee, nor as an update thereof (except for Section III(a) above). All qualifications set forth in such legal opinions apply to this opinion without limitation;

  b)
  This opinion is governed by Swiss law. Exclusive place of jurisdiction for any claim arising out of this opinion is Basel, Switzerland.

        Stoel Rives LLP is authorized to rely upon the foregoing opinion in its capacity as legal counsel to Huntsman and in connection with the rendering of its opinion to Huntsman dated the date hereof as fully as if this opinion were addressed to it.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours sincerely,

/s/ Vischer LLC

VISCHER LLC

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  EXHIBIT 5.6